Exhibit 99.1

GREAT AJAX CORP. ANNOUNCES RECORD DATE FOR STOCKHOLDERS MEETING TO APPROVE STRATEGIC TRANSACTION WITH RITHM CAPITAL CORP.

New York – April 10, 2024 –Great Ajax Corp. (NYSE: AJX; the “Company”), a real estate investment trust, announced today that its board of directors has fixed a record date of April 22, 2024 for its 2024 meeting of stockholders (the “Meeting”) to, among other things, consider and vote upon certain matters relating to the previously announced strategic transaction (the “Transaction”) by and between the Company and Rithm Capital Corp. (together with its subsidiaries, “Rithm”).

At the Meeting, the Company will seek stockholder approval for the following actions: (1) the issuance of common stock to certain exchanging investors in excess of the 19.99% cap imposed by the New York Stock Exchange rules; (2) the issuance of common stock and warrant shares to Rithm in connection with the Transaction, which may be deemed to constitute a “change of control;” (3) the election of four directors to serve until the 2025 annual meeting of stockholders; (4) the Company’s entry into a Management Agreement, by and among the Company, Great Ajax Operating Partnership L.P. and RCM GA Manager LLC, an affiliate of Rithm, pursuant to which RCM GA Manager LLC will become the Company’s external manager; and (5) the adoption of Amendment No. 1 to the Company’s 2016 Equity Incentive Plan.

The Company will present the preceding proposals at the Meeting in order to obtain the vote of the Company’s stockholders. In addition, the Company will present a proposal to ratify the appointment of Moss Adams LLP to serve as its registered independent public accounting firm for the fiscal year ending December 31, 2024. For more information about the Meeting and the Transaction, please see Great Ajax’s Current Report on Form 8-K, accessible on Great Ajax’s website.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of obtaining approval of the stockholders of Great Ajax of the proposed transactions (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, Great Ajax will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, GREAT AJAX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED THE SEC IN CONNECTION WITH THE STOCKHOLDER APPROVAL OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders are able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Great Ajax and its executive officers, directors, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Ajax’s stockholders with respect to the proposed transaction. Information regarding the executive officers and directors of Great Ajax is set forth in its definitive proxy statement for its 2024 annual meeting filed with the SEC on April 9, 2024, as amended. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Rithm and Great Ajax do not assume any duty or obligation (and do not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that Rithm and Great Ajax anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in Rithm and Great Ajax’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by Rithm and Great Ajax with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

About Rithm Capital Corp.

Rithm Capital (NYSE: RITM) is a global asset manager focused on real estate, credit and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital Management, Inc., an alternative asset manager, as well as Newrez LLC and Genesis Capital LLC, leading mortgage origination and servicing platforms. Rithm seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5.0 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

About Great Ajax Corp.

Great Ajax (NYSE: AJX) is a real estate investment trust that focuses primarily on acquiring, investing in and managing re-performing loans (“RPLs”) and non-performing loans (“NPLs”) secured by single-family residences and commercial properties. In addition to its continued focus on RPLs and NPLs, it also originates and acquires small balance commercial mortgage loans secured by multi-family retail/residential and mixed-use properties. Great Ajax is externally managed by Thetis Asset Management LLC, an affiliated entity. Great Ajax’s mortgage loans and other real estate assets are serviced by Gregory Funding LLC, an affiliated entity.

Rithm

Investor Relations

(212) 850-7770

ir@rithmcap.com

Great Ajax

Mary Doyle

Chief Financial Officer

(503) 444-4224

mary.doyle@great-ajax.com